Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: January 25, 2012	FOR MORE INFORMATION, CONTACT: David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Fourth Quarter and Full Year 2011 Results

and Quarterly Cash Dividend to Common Stockholders

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and twelve months ended December 31, 2011. Net income to common shareholders was $2.95 million, or $0.17 per diluted common share, for the quarter ended December 31, 2011. Net income to common shareholders amounted to $19.33 million, or $1.07 per diluted common share, for the year ended December 31, 2011.

The Company also announced today that the board of directors declared a quarterly cash dividend to common stockholders of $1.78 million or ten cents ($0.10) per common share. The quarterly dividend is payable to common stockholders of record February 10, 2012, and is expected to be paid on or about February 24, 2012. The current year marks the 26th consecutive year of cash dividends to stockholders.

Fourth Quarter 2011 Highlights –

•	The loan loss provision was lower by $1.25 million, or 33.91%, as compared to the fourth quarter of 2010.
•	Tax-equivalent net interest margin improved to 3.93%, an increase of 15 basis points when compared to the fourth quarter of 2010.
•	Deposit service charges increased 3.54% over the fourth quarter of 2010.
•	Operating costs decreased 14.06%, as compared to the fourth quarter of 2010.
•	The Company’s efficiency ratio of 54.93% for the fourth quarter of 2011 showed improvement over the ratios reported in the third quarter of 2011 of 56.84% and the fourth quarter of 2010 of 64.82%.
•	The Company’s loan portfolio grew $21.41 million, or 1.56%, during the fourth quarter of 2011.
•	The Company significantly exceeds regulatory “well-capitalized” targets with a total risk-based capital ratio of 18.15%, Tier 1 risk-based capital ratio of 16.89%, and a Tier 1 leverage ratio of 11.50% at December 31, 2011.
•	Tangible book value per common share increased to $11.40, an increase of $1.37, or 13.66%, since December 31, 2010.

Net Interest Income

Tax-equivalent net interest margin for the fourth quarter of 2011 was 3.93%, compared to 3.78% in the comparable quarter of 2010. Net interest income was $18.27 million for the fourth quarter of 2011, an increase of $167 thousand, or 0.01%, from the fourth quarter of 2010. Total interest income was $23.20 million for the fourth quarter of 2011, a decrease of $1.77 million, or 7.10%, from the fourth quarter of 2010. The decrease in interest income reflects a degree of continued loan and investment repricing, effectively reducing the average yields. The yield on loans was 5.69% for the fourth quarter of 2011, a decrease from 5.94% in the same period of the prior year, while average loans decreased slightly between the comparable periods to $1.39 billion as loan demand remains low.

Total interest expense for the fourth quarter of 2011 was $4.94 million, a decrease of $1.94 million, or 28.23%, from the fourth quarter of 2010. Fourth quarter 2011 deposit costs decreased $1.77 million compared to the fourth quarter of 2010, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 43 basis points to 0.79%. Fourth quarter 2011 borrowing costs decreased $171 thousand compared to the fourth quarter of 2010, while the average borrowings balance decreased $49.40 million between the comparable periods due to the redemption of various wholesale borrowings and declining commercial cash management balances. The cost of interest-bearing liabilities decreased 33 basis points to 1.21% during the fourth quarter of 2011 as compared to the same quarter of the prior year. Average interest-bearing liabilities decreased $156.96 million, or 8.86%, for the fourth quarter of 2011 compared with the fourth quarter of 2010, which included a decrease of $25.24 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

1

Provision

The provision for loan losses for the fourth quarter and twelve months ended December 31, 2011, totaled $2.44 million and $9.05 million, respectively, which compares very favorably to the provision for loan losses for the fourth quarter and twelve months ended December 31, 2010, of $3.69 million and $14.76 million, respectively. The fourth quarter of 2011 marks the sixth consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income for the fourth quarter of 2011 decreased $5.48 million, or 45.35%, compared to the fourth quarter of 2010, largely due to a reduction in realized gains on the investment securities portfolio. During the fourth quarter of 2011, wealth management income totaled $818 thousand, a decrease of $204 thousand, or 19.96%, from the fourth quarter of 2010. The Trust and Wealth Management Divisions reported $873 million in assets under management at December 31, 2011. Service charges on deposit accounts totaled $3.45 million for the fourth quarter of 2011, an increase of $118 thousand, or 3.54%, from the fourth quarter of 2010. Insurance commissions were $1.17 million for the fourth quarter of 2011, a decrease of $304 thousand, or 20.62%, from the comparable quarter of 2010. Net gains on the sales of securities decreased $4.22 million, or 99.39%, in the fourth quarter of 2011 as compared to the same period of the prior year.

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2011 decreased $2.79 million, or 14.06%, compared to the fourth quarter of 2010. Salaries and employee benefits decreased $1.42 million, or 15.19%, in the fourth quarter of 2011 compared to the same period in the prior year. Occupancy, furniture, and equipment expense for the fourth quarter of 2011 decreased $158 thousand, or 6.19%, compared to the fourth quarter of 2010. Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $383 thousand, or 52.68%, in the fourth quarter of 2011, compared to the fourth quarter of 2010, primarily due to the FDIC’s change in assessment methodology for deposit insurance to one based on tangible assets. As of December 31, 2011, the Company recognized a technical goodwill impairment of $1.24 million at the insurance agency despite strong operating earnings and good realization on recent sales of non-strategic segments of that business. Other operating expenses were $4.93 million for the fourth quarter of 2011, a decrease of $1.02 million, or 17.16%, from the fourth quarter of 2010. Included in other operating expenses are expenses and losses associated with other real estate that amounted to $694 thousand in the fourth quarter of 2011, compared to $675 thousand in the third quarter of 2011, and $1.12 million in the fourth quarter of 2010. The efficiency ratio for the fourth quarter of 2011 declined to 54.93%, a significant improvement over both the third quarter of 2011 and the fourth quarter of 2010.

Credit Quality

The Company’s loan quality measures at December 31, 2011, continue to compare favorably to the industry. Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.62% at both December 31, 2011 and December 31, 2010. This compares favorably to the most recent Federal Reserve report of the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, which reports peer total loan delinquencies of 3.86%. The ratio of the allowance for loan losses as a percent of loans held for investment was 1.88% at December 31, 2011, compared to 1.91% at December 31, 2010.

Total non-performing assets, which include unseasoned loan restructurings and other real estate owned, were 1.57% of total assets at December 31, 2011, and non-performing loans as a percentage of loans held for investment were 2.00%. These levels are much better by comparison with those in the Federal Reserve peer group which were last reported at 3.08% for total non-performing assets to total assets and 3.26% for non-performing loans to total loans. Included in non-performing assets are $3.50 million of unseasoned loan restructurings at December 31, 2011.

Annualized net charge-offs were 0.75% of average loans held for investment for the fourth quarter of 2011. This represents a decrease of 28 basis points from 1.03% for the fourth quarter of 2010 and continues a general downward trend in net charge-offs.

2

Balance Sheet and Capital

Consolidated assets were $2.16 billion at December 31, 2011. Total stockholders’ equity was $305.73 million at December 31, 2011, resulting in a book value per common share, on an as-converted basis, of $15.96, compared to total stockholders’ equity of $269.88 million and a book value per common share of $15.11 at December 31, 2010. During the fourth quarter of 2011, the Company repurchased 33,200 treasury shares. The Company also paid a $0.10 per share cash dividend on common shares during the fourth quarter of 2011.

The Company will host an investor and media teleconference and webcast on Thursday, January 26, 2012, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2011 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP.” However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings are a non-GAAP financial measure that reflect net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, impairment losses on securities, and goodwill impairments from net income. These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core noninterest expense by the sum of net interest income on a tax equivalent basis and core noninterest income. We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

Tangible book value per share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangible assets, divided by as-converted common shares outstanding.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.16 billion financial holding company and is the parent company of First Community Bank. First Community Bank operates through fifty-one locations in the four states of Virginia, West Virginia, North Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust & Financial Services Division and First Community Wealth Management, a registered investment advisory firm. The Company’s Trust and Wealth Management Divisions managed assets with a market value of $873 million at December 31, 2011. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six offices. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

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First Community Bancshares, Inc.

Condensed Consolidated Statements of Income

	Three Months Ended		Year Ended
(Unaudited)	December 30,		December 30,
(In Thousands, Except Share and Per Share Data)	2011	2010	2011	2010
Interest Income
Interest and fees on loans held for investment	$19,947	$20,950	$80,580	$84,741
Interest on securities -- taxable	2,023	2,293	8,117	12,704
Interest on securities -- nontaxable	1,190	1,672	5,194	5,943
Interest on deposits in banks	41	60	285	194
Total interest income	23,201	24,975	94,176	103,582
Interest Expense
Interest on deposits	2,637	4,407	12,788	19,887
Interest on borrowings	2,298	2,469	9,359	9,838
Total interest expense	4,935	6,876	22,147	29,725
Net interest income	18,266	18,099	72,029	73,857
Provision for loan losses	2,436	3,686	9,047	14,757
Net interest income after provision for loan losses	15,830	14,413	62,982	59,100
Noninterest Income
Wealth management income	818	1,022	3,510	3,828
Service charges on deposit accounts	3,450	3,332	13,238	13,128
Other service charges and fees	1,429	1,299	5,722	5,074
Insurance commissions	1,170	1,474	6,197	6,727
Net impairment losses recognized in earnings	(1,548)	—	(2,285)	(185)
Net gains on sale of securities	26	4,248	5,264	8,273
Other operating income	1,261	713	3,888	3,663
Total noninterest income	6,606	12,088	35,534	40,508
Noninterest Expense
Salaries and employee benefits	7,903	9,319	34,126	34,528
Occupancy expense of bank premises	1,589	1,586	6,280	6,438
Furniture and equipment expense	804	965	3,490	3,713
Amortization of intangible assets	250	263	1,020	1,032
FDIC premiums and assessments	344	727	1,984	2,856
Prepayment penalties on FHLB advances	—	—	471	—
Goodwill impairment	1,239	1,039	1,239	1,039
Other operating expense	4,925	5,945	20,305	20,337
Total noninterest expense	17,054	19,844	68,915	69,943
Income before income taxes	5,382	6,657	29,601	29,665
Income tax expense	2,151	1,772	9,573	7,818
Net income	3,231	4,885	20,028	21,847
Dividends on preferred stock	286	—	703	—
Net income available to common shareholders	$2,945	$4,885	$19,325	$21,847
Per Share
Basic earnings per common share	$0.16	$0.27	$1.08	$1.23
Diluted earnings per common share	$0.17	$0.27	$1.07	$1.23
Weighted average shares outstanding:
Basic	17,849,286	17,845,857	17,877,421	17,802,009
Diluted	19,159,090	17,891,807	18,691,081	17,822,944
For the period:
Return on average assets	0.54%	0.85%	0.88%	0.97%
Return on average common equity	4.06%	7.00%	6.81%	8.11%
Cash dividends per common share	$0.10	$0.10	$0.40	$0.40

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 First Community Bancshares, Inc.

Condensed Quarterly Statements of Income

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands, Except Share and Per Share Data)	2011	2011	2011	2011	2010
Interest Income
Interest and fees on loans held for investment	$19,947	$20,084	$20,094	$20,455	$20,950
Interest on securities -- taxable	2,023	1,711	1,850	2,533	2,293
Interest on securities -- nontaxable	1,190	1,180	1,291	1,533	1,672
Interest on deposits in banks	41	75	100	69	60
Total interest income	23,201	23,050	23,335	24,590	24,975
Interest Expense
Interest on deposits	2,637	2,998	3,273	3,880	4,407
Interest on borrowings	2,298	2,318	2,308	2,435	2,469
Total interest expense	4,935	5,316	5,581	6,315	6,876
Net interest income	18,266	17,734	17,754	18,275	18,099
Provision for loan losses	2,436	1,920	3,079	1,612	3,686
Net interest income after provision for loan losses	15,830	15,814	14,675	16,663	14,413
Noninterest Income
Wealth management income	818	868	930	894	1,022
Service charges on deposit accounts	3,450	3,404	3,353	3,031	3,332
Other service charges and fees	1,429	1,426	1,461	1,406	1,299
Insurance commissions	1,170	1,523	1,561	1,943	1,474
Net impairment losses recognized in earnings	(1,548)	(210)	—	(527)	—
Net gains on sale of securities	26	178	3,224	1,836	4,248
Other operating income	1,261	877	834	916	713
Total noninterest income	6,606	8,066	11,363	9,499	12,088
Noninterest Expense
Salaries and employee benefits	7,903	8,409	8,685	9,129	9,319
Occupancy expense of bank premises	1,589	1,476	1,568	1,647	1,586
Furniture and equipment expense	804	862	909	915	965
Amortization of intangible assets	250	250	261	259	263
FDIC premiums and assessments	344	348	414	878	727
Prepayment penalties on FHLB advances	—	—	—	471	—
Goodwill impairment	1,239	—	—	—	1,039
Other operating expense	4,925	4,715	5,901	4,764	5,945
Total noninterest expense	17,054	16,060	17,738	18,063	19,844
Income before income taxes	5,382	7,820	8,300	8,099	6,657
Income tax expense	2,151	2,502	2,572	2,348	1,772
Net income	3,231	5,318	5,728	5,751	4,885
Dividends on preferred stock	286	286	131	—	—
Net income available to common shareholders	$2,945	$5,032	$5,597	$5,751	$4,885
Per Share
Basic earnings per common share	$0.16	$0.28	$0.31	$0.32	$0.27
Diluted earnings per common share	$0.17	$0.28	$0.31	$0.32	$0.27
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted average shares outstanding:
Basic	17,849,286	17,896,534	17,895,904	17,867,953	17,845,857
Diluted	19,159,090	19,205,634	18,534,489	17,887,118	17,891,807

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 First Community Bancshares, Inc.

 Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
(In Thousands, Except Per Share Data)	2011	2010	2011	2010
Net income, GAAP	$3,231	$4,885	$20,028	$21,847
Non-GAAP adjustments:
Security gains	(26)	(4,248)	(5,264)	(8,273)
FHLB debt prepayment fees	—	—	471	—
Other-than-temporary security impairments	1,548	—	2,285	185
Goodwill impairment	1,239	1,039	1,239	1,039
Intangibles amortization	250	263	1,020	1,032
Other non-core items	—	—	59	4
Total adjustments to core earnings	3,011	(2,946)	(190)	(6,013)
Tax effect	1,129	(1,105)	(71)	(2,255)
Core earnings, non-GAAP	$5,113	$3,044	$19,909	$18,089
Core return on average assets	0.94%	0.53%	0.91%	0.80%
Core return on average common equity	7.05%	4.36%	7.02%	6.71%
Core diluted earnings per common share	$0.27	$0.17	$1.07	$1.01

Efficiency Ratio Calculation

	Three Months Ended		Year Ended
(Unaudited)	December 31,		December 31,
(In Thousands)	2011	2010	2011	2010
Noninterest expense, GAAP	$17,054	$19,844	$68,915	$69,943
Non-GAAP adjustments:
FHLB debt prepayment fees	—	—	(471)	—
OREO expenses	(694)	(1,118)	(3,441)	(3,079)
Goodwill impairment	(1,239)	(1,039)	(1,239)	(1,039)
Intangibles amortization	(250)	(263)	(1,020)	(1,032)
Other non-core items	—	—	(77)	(4)
Adjusted noninterest expense	14,871	17,424	62,667	64,789
Net interest income, GAAP	18,266	18,099	72,029	73,857
Noninterest income, GAAP	6,606	12,088	35,534	40,508
Non-GAAP adjustments:
Tax-equivalency adjustment	681	941	2,959	3,364
Security gains	(26)	(4,248)	(5,264)	(8,273)
Other-than-temporary security impairments	1,548	—	2,285	185
Other non-core items	—	—	(18)	—
Adjusted net interest and noninterest income	27,075	26,880	107,525	109,641
Efficiency Ratio	54.93%	64.82%	58.28%	59.09%

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 First Community Bancshares, Inc.

 Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars In Thousands)	2011	2011	2011	2011	2010
Cash and due from banks	$34,578	$38,776	$31,451	$52,684	$28,816
Federal funds sold	1,909	103,179	162,629	121,974	81,526
Interest-bearing balances with banks	10,807	6,365	36,539	809	1,847
Total cash and cash equivalents	47,294	148,320	230,619	175,467	112,189
Securities available-for-sale	482,430	449,387	349,976	430,965	480,064
Securities held-to-maturity	3,490	3,342	4,106	4,524	4,637
Loans held for sale	5,820	3,575	920	2,614	4,694
Loans held for investment, net of unearned income	1,396,067	1,374,656	1,373,944	1,375,685	1,386,206
Less allowance for loan losses	26,205	26,407	26,482	26,482	26,482
Net loans	1,375,682	1,351,824	1,348,382	1,351,817	1,364,418
Premises and equipment, net	54,721	54,860	55,808	56,189	56,244
Other real estate owned	5,914	5,942	5,585	5,644	4,910
Interest receivable	6,193	6,264	6,202	7,288	7,675
Goodwill	83,056	83,832	85,132	84,930	84,914
Other intangible assets	4,326	4,576	5,205	5,466	5,725
Other assets	101,683	111,745	115,385	118,690	123,462
Total assets	$2,164,789	$2,220,092	$2,206,400	$2,240,980	$2,244,238
Deposits:
Noninterest-bearing demand	$240,268	$233,683	$219,488	$222,072	$205,151
Interest-bearing demand	275,156	295,804	271,622	287,006	262,420
Savings	394,707	396,767	405,409	420,481	426,547
Time	633,336	664,237	683,157	707,458	726,837
Total deposits	1,543,467	1,590,491	1,579,676	1,637,017	1,620,955
Interest, taxes and other liabilities	20,452	20,030	20,563	20,459	21,318
Securities sold under agreements to repurchase	129,208	139,510	137,778	139,472	140,894
FHLB borrowings	150,000	150,000	150,000	150,000	175,000
Other indebtedness	15,933	15,941	16,179	16,186	16,193
Total liabilities	1,859,060	1,915,972	1,904,196	1,963,134	1,974,360
Preferred stock, net of discount	18,921	18,921	18,921	—	—
Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	188,118	188,243	188,278	188,742	189,239
Retained earnings	93,656	92,498	89,257	85,450	81,486
Treasury stock, at cost	(5,721)	(5,651)	(5,137)	(5,851)	(6,740)
Accumulated other comprehensive loss	(7,328)	(7,974)	(7,198)	(8,578)	(12,190)
Total stockholders' equity	305,729	304,120	302,204	277,846	269,878
Total liabilities and stockholders' equity	$2,164,789	$2,220,092	$2,206,400	$2,240,980	$2,244,238
Actual shares outstanding at period end	17,849,376	17,869,514	17,917,824	17,894,899	17,866,335
Book value per common share at period end (1)	$15.96	$15.86	$15.72	$15.53	$15.11
Tangible book value per common share at period end (2)	$11.40	$11.25	$11.02	$10.48	$10.03

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding

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 First Community Bancshares, Inc.

 Selected Credit Quality Information

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in Thousands)	2011	2011	2011	2011	2010
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$26,407	$26,482	$26,482	$26,482	$26,420
Provision for loan losses	2,436	1,920	3,079	1,612	3,686
Charge-offs	(2,915)	(3,062)	(3,456)	(2,027)	(3,846)
Recoveries	277	1,067	377	415	222
Net charge-offs	(2,638)	(1,995)	(3,079)	(1,612)	(3,624)
Ending balance	$26,205	$26,407	$26,482	$26,482	$26,482
Summary of Asset Quality
Non-accrual loans	$24,487	$22,877	$22,037	$17,703	$19,414
Restructured loans	3,496	964	878	1,509	5,325
Loans 90 days or more past due and still accruing	—	—	—	—	—
Total non-performing loans	27,983	23,841	22,915	19,212	24,739
Other real estate owned	5,914	5,942	5,585	5,644	4,910
Total non-performing assets	$33,897	$29,783	$28,500	$24,856	$29,649
Restructured loans performing in accordance with terms	$827	$1,156	$7,044	$7,519	$3,911
Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	2.00%	1.73%	1.67%	1.40%	1.78%
Non-performing assets as a percentage of total assets	1.57%	1.34%	1.29%	1.11%	1.32%
Annualized net charge-offs as a percentage of average loans held for investment	0.75%	0.57%	0.90%	0.47%	1.03%
Allowance for loan losses as a percentage of loans held for investment	1.88%	1.92%	1.93%	1.93%	1.91%
Ratio of allowance for loan losses to non-performing loans	0.94	1.11	1.16	1.38	1.07

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 First Community Bancshares, Inc.

 Non-accrual Loan Detail

	As of December 31, 2011
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Construction -- commercial	$35,482	$461	1.30%
Land development	2,902	297	10.23%
Other land loans	23,384	279	1.19%
Commercial and industrial	91,939	4,312	4.69%
Multi-family residential	77,050	341	0.44%
Single family non-owner occupied	106,743	1,639	1.54%
Non-farm, non-residential	336,005	8,063	2.40%
Agricultural	1,374	—	0.00%
Farmland	37,161	271	0.73%
Total commercial	712,040	15,663	2.20%
Consumer real estate
Home equity lines	111,387	516	0.46%
Single family owner occupied	473,067	8,255	1.74%
Owner occupied construction	19,577	1	0.01%
Total consumer real estate	604,031	8,772	1.45%
Consumer and other
Consumer loans	67,129	52	0.08%
Other loans	12,867	—	0.00%
Total consumer and other	79,996	52	0.07%
Total loans	$1,396,067	$24,487	1.75%

9

 First Community Bancshares, Inc.

 Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in Thousands)	2011	2011	2011	2011	2010
Ratios
Return on average assets	0.54%	0.91%	1.02%	1.05%	0.85%
Return on average common equity	4.06%	6.94%	7.91%	8.47%	7.00%
Net interest margin	3.93%	3.77%	3.83%	3.96%	3.78%
Efficiency ratio for the quarter	54.93%	56.84%	59.03%	62.27%	64.82%
Efficiency ratio year-to-date	58.28%	59.41%	60.67%	62.27%	59.09%
Equity as a percent of total assets at end of period	14.12%	13.70%	13.70%	12.40%	12.03%
Average earning assets as a percentage of average total assets	88.27%	88.39%	88.11%	88.07%	87.69%
Average loans as a percentage of average deposits	89.45%	87.15%	85.57%	84.78%	85.54%

Average Balances
Investments	$479,638	$417,291	$386,706	$470,833	$498,090
Loans	1,392,650	1,379,144	1,373,988	1,382,526	1,402,178
Earning assets	1,913,768	1,936,720	1,935,470	1,961,538	1,996,106
Total assets	2,168,166	2,191,145	2,196,691	2,227,255	2,276,257
Deposits	1,556,990	1,582,481	1,605,694	1,630,701	1,639,154
Interest-bearing deposits	1,320,186	1,357,938	1,386,292	1,418,807	1,427,746
Borrowings	295,303	300,751	297,857	316,864	344,704
Interest-bearing liabilities	1,615,489	1,658,689	1,684,149	1,735,671	1,772,450
Equity	306,779	306,524	291,474	275,350	276,723
Tax-equivalent net interest income	18,947	18,410	18,490	19,141	19,040

10

First Community Bancshares, Inc.

Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended December 31,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,392,650	$19,987	5.69%	$1,402,178	$20,992	5.94%
Securities available-for-sale	476,244	3,784	3.15%	493,018	4,751	3.82%
Securities held-to-maturity	3,394	70	8.18%	5,072	113	8.84%
Interest-bearing deposits with banks	41,480	41	0.39%	95,838	60	0.25%
Total earning assets	1,913,768	23,882	4.95%	1,996,106	25,916	5.15%
Other assets	254,398			280,151
Total	$2,168,166			$2,276,257
Interest-bearing liabilities
Interest-bearing demand deposits	$277,722	$27	0.04%	$266,938	$256	0.38%
Savings deposits	395,530	117	0.12%	426,030	468	0.44%
Time deposits	646,934	2,493	1.53%	734,778	3,683	1.99%
Fed funds purchased	308	—	0.00%	—	—	—
Retail repurchase agreements	79,114	103	0.52%	103,580	219	0.84%
Wholesale repurchase agreements	50,000	479	3.80%	50,000	469	3.72%
FHLB borrowings & other long-term debt	165,881	1,716	4.10%	191,124	1,781	3.70%
Total interest-bearing liabilities	1,615,489	4,935	1.21%	1,772,450	6,876	1.54%
Noninterest-bearing demand deposits	236,804			211,408
Other liabilities	9,094			15,676
Stockholders' equity	306,779			276,723
Total	$2,168,166			$2,276,257
Net interest income, tax-equivalent		$18,947			$19,040
Net interest rate spread (3)			3.74%			3.61%
Net interest margin (4)			3.93%			3.78%

(1)	Fully taxable equivalent at the rate of 35%
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual
(3)	Represents the difference between the yield on earning assets and cost of funds
(4)	Represents tax-equivalent net interest income divided by average earning assets

11

 First Community Bancshares, Inc.

 Consolidated Average Balance Sheets, Yields, and Rates

	Year Ended December 31,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	XAverage
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,382,097	$80,742	5.84%	$1,400,061	$84,906	6.06%
Securities available-for-sale	434,583	15,775	3.63%	492,703	21,313	4.33%
Securities held-to-maturity	3,999	333	8.32%	6,299	533	8.46%
Interest-bearing deposits with banks	116,063	285	0.25%	81,987	194	0.24%
Total earning assets	1,936,742	97,135	5.01%	1,981,050	106,946	5.40%
Other assets	258,897			282,005
Total	$2,195,639			$2,263,055
Interest-bearing liabilities
Interest-bearing demand deposits	$277,263	$431	0.16%	$252,471	$980	0.39%
Savings deposits	410,240	886	0.22%	421,184	2,751	0.65%
Time deposits	682,997	11,471	1.68%	760,286	16,156	2.12%
Fed funds purchased	77	—	0.00%	—	—	—
Retail repurchase agreements	83,564	544	0.65%	97,531	992	1.02%
Wholesale repurchase agreements	50,000	1,887	3.77%	50,000	1,872	3.74%
FHLB borrowings & other long-term debt	168,988	6,928	4.10%	194,461	6,974	3.59%
Total interest-bearing liabilities	1,673,129	22,147	1.32%	1,775,933	29,725	1.67%
Noninterest-bearing demand deposits	223,233			206,396
Other liabilities	4,127			11,280
Stockholders' equity	295,150			269,446
Total	$2,195,639			$2,263,055
Net interest income, tax-equivalent		$74,988			$77,221
Net interest rate spread (3)			3.69%			3.73%
Net interest margin (4)			3.87%			3.90%

(1)	Fully taxable equivalent at the rate of 35%
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual
(3)	Represents the difference between the yield on earning assets and cost of funds
(4)	Represents tax-equivalent net interest income divided by average earning assets

12